AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2013

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	72-1449411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, LA	70808
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1996 Equity Incentive Plan

(Full title of the plan)

Sean E. Reilly

Chief Executive Officer

Lamar Advertising Company

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(Name and address of agent for service)

(225) 926-1000

(Telephone number, including area code, of agent for service)

Copy to:

Stacie S. Aarestad, Esq.

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, $.001 par value per share	2,500,000 shares	$43.74	$109,350,000.00	$14,915.34

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Class A Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Class A Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant’s common stock on August 8, 2013, as reported on The Nasdaq Global Select Market.
(3)	This Registration Statement registers an additional 2,500,000 shares issuable under our Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”). We have previously registered 13,000,000 shares issuable under the 1996 Plan (Registration Statement Nos. 333-160945, 333-116008, 333-89034, 333-37858, 333-79571 and 333-10337).

STATEMENT REGARDING INCORPORATION BY REFERENCE

FROM EFFECTIVE REGISTRATION STATEMENTS

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Form S-8 with the Securities and Exchange Commission on July 31, 2009 (File No. 333-160945), May 28, 2004 (File No. 333-116008), May 24, 2002 (File No. 333-89034), May 25, 2000 (File No. 333-37858), May 28, 1999 (File No. 333-79571), as amended by Post-Effective Amendment No. 1 thereto filed on July 19, 1999, and August 16, 1996 (File No. 333-10337) in their entirety and including exhibits thereto, relating to the registration of 3,000,000, 2,000,000, 3,000,000, 1,000,000, 1,000,000, and 2,000,000 (3,000,000 after giving effect to the 3:2 stock split effective February 27, 1998) shares of our Class A Common Stock, $0.001 par value per share, respectively, authorized for issuance under the 1996 Plan. This Registration Statement provides for the registration of an additional 2,500,000 shares of our Class A Common Stock authorized for issuance under the 1996 Plan pursuant to an amendment and restatement of the 1996 Plan adopted by our stockholders on May 23, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baton Rouge, State of Louisiana, on August 13, 2013.

LAMAR ADVERTISING COMPANY

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lamar Advertising Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Chief Executive Officer (Principal Executive Officer)	August 13, 2013

/s/ Keith A. Istre Keith A. Istre	Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2013

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 13, 2013

John Maxwell Hamilton	Director

/s/ John E. Koerner, III John E. Koerner, III	Director	August 13, 2013

/s/ Stephen P. Mumblow Stephen P. Mumblow	Director	August 13, 2013

/s/ Anna Reilly Anna Reilly	Director	August 13, 2013

/s/ Wendell Reilly Wendell Reilly	Director	August 13, 2013

/s/ Thomas V. Reifenheiser Thomas V. Reifenheiser	Director	August 13, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of Lamar Advertising Company (the “Company”). Previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 0-30242) filed on March 15, 2006 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0-30242) filed on August 27, 2007 and incorporated herein by reference.

4.3	Specimen certificate for the shares of Class A common stock of the Company. Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-05479) filed on July 31, 1996 and incorporated herein by reference.

5.1	Opinion of Edwards Wildman Palmer LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of KPMG LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Wildman Palmer LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).

99.1	Amended and Restated 1996 Equity Incentive Plan. Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 0-30242) filed on May 24, 2013 and incorporated herein by reference.